SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2003

BRESLER & REINER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6201	52-0903424

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

11140 Rockville Pike, Suite 620, Rockville, MD 20852

(Address of principal executive office including zip code)

Registrant’s telephone number, including area code: (301) 945-4300

Item 12.    Results of Operations and Financial Condition

On August 13, 2003, Bresler & Reiner, Inc. issued a press release describing its selected financial results for the quarter ended June 30, 2003 and for the six months then ended. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Current Report is being furnished pursuant to Item 12, Results of Operations and Financial Condition. In accordance with General Instruction B.6 of Form 8-K, the information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly stated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bresler & Reiner, Inc.

Date: August 15, 2003	By:	/s/ SIDNEY M. BRESLER

Sidney M. Bresler Chief Executive Officer